Exhibit 99.1
Lightning eMotors Reports Financial Results
for Fourth Quarter and Full Year 2022

•Produced a record 128 units during the quarter, up from 104 in the prior quarter
•Sales of 31 zero-emission vehicles and powertrains were limited by supplier quality issues for certain batteries, and demand shifting to 2023 as a result of incentive timing
•New Class 4 platform built on GM chassis ready for volume production in Q2 2023
•Received Buy America and Altoona testing certification
•New strategic focus on Class 4 and above takes advantage of the convergence of new incentives with Lightning’s experience, competitive advantage, and recent investments

LOVELAND, Colorado, March 13, 2023 – Lightning eMotors, a leading provider of zero-emission powertrains and medium-duty and specialty commercial electric vehicles for fleets, today announced consolidated results for the fourth quarter and full year ended December 31, 2022.

“Our record vehicle production in the fourth quarter capped a year in which we dramatically grew our manufacturing capacity and efficiency, managed through supply chain challenges, introduced new vehicle platforms, and established associations with strong OEM partners,” said Tim Reeser, CEO of Lightning eMotors. “For the year we generated record revenue and made critical investments in key electric vehicle and powertrain technologies. In the fourth quarter our revenue was constrained due to a major supplier quality issue with Romeo batteries. Although all of our new platforms use Proterra or CATL batteries today, we had a significant number of builds and shipments scheduled for Q4 2022 and Q1 2023 of a legacy platform that still used Romeo batteries, and all of those shipments had to be held back due to the Romeo quality issues. In addition, we saw some of our demand push out to the second half of this year as customers aligned their purchase timing with the new EPA, FTA, and IRA incentive programs that were announced last year.”

Reeser continued, “The dynamics of the commercial EV landscape have changed over the course of the last six months. Specifically, government policy and incentives are driving demand toward our Class 4 (14,000 lbs. Gross Vehicle Weight Rated) school bus, shuttle bus, and box truck vehicles. Since our inception, we have offered the widest variety of vehicle weight classes and applications of any EV OEM, but these new policy changes provide clear guidance on where to focus our offerings. The Class 4 and larger shuttle bus, school bus, and work truck vehicles have been core to our portfolio from our inception, and we have invested heavily in the last 3 years in these platforms and markets. We believe we have a clear competitive advantage in these markets due to the maturity of our products, relationships with customers, dealers, and specialty vehicle partners, and our energy, service and support infrastructure. Within these segments, we are completing the transition from our early-generation Ford chassis with Romeo batteries to a new, improved platform with a GM chassis and Proterra batteries. In the future we expect our Class 4-6 offerings will also be built on our purpose-built Lightning eChassis. These product and market transitions impacted our Q4 results and are expected to drag on the first half of 2023 revenue, but we are excited that we have market-leading products ready to go, in market segments that are hitting major inflection points in 2023, propelled by new incentives and the maturity of our product offerings. We expect our new vehicle lineup to leverage our competitive advantages and the high barriers to entry in the commercial EV market to generate strong revenue growth in these attractive market segments.”

Fourth Quarter 2022 Financial Results

Fourth quarter production was 128 units, up from 38 units in Q4 2021. Revenue was $4.3 million, compared to $4.2 million for the prior-year quarter.

Fourth quarter net loss was $8.6 million, or $0.11 per share, compared to net income of $22.2 million, or $0.28 per diluted share, during the fourth quarter of last year.

Fourth quarter adjusted EBITDA loss was $19.9 million, compared to a loss of $15.9 million during the same period in the prior year. Fourth quarter adjusted net loss was $24.0 million, compared to a loss of $20.0 million during the prior year quarter. Adjusted EBITDA and adjusted net loss are non-GAAP measures. See explanatory language and reconciliation to the GAAP measures below.

Full Year 2022 Financial Results

Full year 2022 production was 381 units, up from 156 units in 2021. Revenue was $24.4 million, up 16% from $21.0 million in 2021.

Guidance

Based on current demand and supply conditions, the Company expects:

•2023 revenue to be in the range of $35 million to $50 million
•2023 vehicle and powertrain sales to be in the range of 300 to 400 units
•2023 vehicle and powertrain production to be in the range of 400 to 450 units

Exchange Agreement

Additionally, on March 10, 2023, the Company entered into privately negotiated exchange agreements with certain holders (the “Noteholders”) of its unsecured 7.5% convertible senior notes due in 2024 (the “Convertible Notes”) to exchange $10.5 million aggregate principal amount of the Convertible Notes for approximately 18.75 million newly issued shares of its common stock.

The Company expects to complete the exchanges by March 15, 2023, subject to customary closing conditions. After the closing, $59.9 million aggregate principal amount of the Convertible Notes will remain outstanding.
Oppenheimer & Co. Inc. acted as exclusive financial advisor to the Company in connection with the exchanges.

Tim Reeser, CEO of Lightning eMotors, stated, “We are pleased to take another important step to strengthen our balance sheet by reducing the total amount of our outstanding debt and continuing to lower our interest expense.”

The exchanges are being made pursuant to an exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

This press release does not constitute an offer to sell or a solicitation to buy any of the securities described herein, nor shall there be any offer, solicitation, or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Webcast and Conference Call Information

Company management will host a conference call on Monday, March 13, 2023, at 8:30 a.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s fourth quarter update presentation by logging onto the Investor Relations section of the Company's website at ir.lightningemotors.com.

The conference call can be accessed live over the phone by dialing (877) 407-6910 (domestic) or +1 (201) 689-8731 (international).

About Lightning eMotors

Lightning eMotors (NYSE: ZEV) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle solutions for commercial fleets since 2018 – including Class 3 cargo and passenger vans, ambulances, Class 4 and 5 cargo vans and shuttle buses, Class 4 Type A school buses, Class 6 work trucks, Class 7 city buses, and motor coaches. The Lightning eMotors team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at lightningemotors.com.

Investor Relations Contact:
Brian Smith
(800) 223-0740
ir@lightningemotors.com

Media Relations Contact:
Nick Bettis
(800) 223-0740
pressrelations@lightningemotors.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Lightning eMotors (including guidance), its product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and expenses, its expectations regarding the availability and timing of components and supplies and the business plans of Lightning eMotors’ management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors considering their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors, many of which are described in our most recent annual report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission, include, but are not limited to: (i) those related to our operations and business and financial performance; (ii) our ability to raise additional capital to fund operations and to service our debt; (iii) our ability to have access to an adequate supply of motors, batteries, chassis and other critical components for our vehicles on the timeline we expect (iv) our ability to attract and retain customers; (v) our ability to convert backlog amounts and sales pipeline in actual revenue or sales; (vi) the success of our customers' development programs which will drive future revenues; (vii) our ability to execute on our business strategy; (viii) our ability to compete effectively; (ix) our ability to manage growth, scale up infrastructure and manage increased headcount; (x) our ability to maintain the New York Stock Exchange’s listing standards, (xi) potential business and supply chain disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, pandemics, sanctions, political unrest, war, terrorism or natural disasters; (xii) macroeconomic factors, including current global and regional market conditions, commodity prices, inflation and deflation; (xiii) federal, state, and local laws, regulations and government incentives, particularly those related to the commercial electric vehicle market; (xiv) the volatility in the price of our securities due to a variety of factors, including changes in the competitive industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in the capital structure; (xv) planned and potential business or asset acquisitions or combinations; (xvi) the size and growth of the markets in which we operate; (xvii) the mix of products utilized by our customers and such customers’ needs for these products and their ability to obtain financing; (xviii) market acceptance of new product offerings; and (xix) our funding and liquidity plans. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

Lightning eMotors, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$56,011	$168,538
Accounts receivable, net of allowance of $2,028 and $3,349 as of December 31, 2022 and 2021, respectively	9,899	9,172
Inventories	47,066	14,621
Prepaid expenses and other current assets	9,401	7,067
Total current assets	122,377	199,398
Property and equipment, net	11,519	4,891
Operating lease right-of-use asset, net	7,735	8,742
Other assets	1,928	379
Total assets	$143,559	$213,410
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,961	$6,021
Accrued expenses and other current liabilities	6,270	5,045
Warrant liability	60	2,185
Current portion of operating lease obligation	1,649	1,166
Total current liabilities	15,940	14,417
Long-term debt, net of debt discount	62,103	63,768
Operating lease obligation, net of current portion	7,735	9,260
Derivative liability	78	17,418
Earnout liability	2,265	83,144
Other long-term liabilities	880	191
Total liabilities	89,001	188,198
Stockholders’ equity
Preferred stock, par value $0.0001, 1,000,000 shares authorized no shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock, par value $0.0001, 250,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 89,843,138 and 75,062,642 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	9	8
Additional paid-in capital	220,943	206,768
Accumulated deficit	(166,394)	(181,564)
Total stockholders’ equity	54,558	25,212
Total liabilities and stockholders’ equity	$143,559	$213,410

Lightning eMotors, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$4,334	$4,221	$24,413	$20,992
Cost of revenues	9,060	6,901	36,251	26,293
Gross loss	(4,726)	(2,680)	(11,838)	(5,301)
Operating expenses
Research and development	4,434	875	9,614	3,089
Selling, general and administrative	12,587	13,606	51,642	42,851
Total operating expenses	17,021	14,481	61,256	45,940
Loss from operations	(21,747)	(17,161)	(73,094)	(51,241)
Other (income) expense, net
Interest expense, net	3,490	3,833	14,958	13,367
(Gain) loss from change in fair value of warrant liabilities	(275)	704	(2,125)	28,812
(Gain) loss from change in fair value of derivative liability	(932)	(3,949)	(17,302)	5,341
(Gain) loss from change in fair value of earnout liability	(12,522)	(39,981)	(80,879)	4,183
Gain on extinguishment of debt	(2,921)	—	(2,921)	(2,194)
Other (income) expense, net	(6)	46	5	19
Total other (income) expense, net	(13,166)	(39,347)	(88,264)	49,528
Net income (loss)	$(8,581)	$22,186	$15,170	$(100,769)
Net income (loss) per share, basic	$(0.11)	$0.30	$0.20	$(1.67)
Net income (loss) per share, diluted	$(0.11)	$0.28	$0.16	$(1.67)
Weighted-average shares outstanding, basic	77,132,774	74,984,051	77,132,774	60,260,156
Weighted-average shares outstanding, diluted	77,132,774	78,311,597	85,605,836	60,260,156

Lightning eMotors, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021		2022	2021
Cash flows from operating activities
Net income (loss)	$(8,581)	$22,186		$15,170	$(100,769)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	541	269		1,820	874
Provision for doubtful accounts	228	3,207		2,459	3,349
Inventory obsolescence and write-downs	3,864	917		5,019	917
Loss on disposal of fixed asset	—	48		58	39
Gain on extinguishment of debt	(2,921)	—		(2,921)	(2,194)
Change in fair value of warrant liability	(275)	704		(2,125)	28,812
Change in fair value of earnout liability	(12,522)	(39,981)		(80,879)	4,183
Change in fair value of derivative liability	(932)	(3,949)		(17,302)	5,341
Stock-based compensation	1,273	993		5,151	2,538
Amortization of debt discount	2,457	2,072		9,356	6,670
Non-cash impact of operating lease right-of-use asset	311	(462)		1,160	991
Issuance of common stock for commitment shares	—	—		851	—
Issuance of common stock warrants for services performed	—	—		—	433
Changes in operating assets and liabilities:
Accounts receivable	197	(309)		(4,596)	(8,399)
Inventories	(14,158)	(4,777)		(36,113)	(9,795)
Prepaid expenses and other assets	959	131		(3,167)	(6,380)
Accounts payable	(4,122)	2,285		1,930	3,578
Accrued expenses and other liabilities	(3,856)	(1,179)		(394)	4,005
Net cash used in operating activities	(37,537)	(17,845)		(104,523)	(65,807)
Cash flows from investing activities
Purchase of property and equipment	(2,225)	(924)		(7,919)	(3,244)
Proceeds from disposal of property and equipment	—	46		—	55
Net cash used in investing activities	(2,225)	(878)		(7,919)	(3,189)
Cash flows from financing activities
Proceeds from convertible notes payable, net of issuance costs paid	—	—		—	95,000
Proceeds from Business combination and PIPE Financing, net of issuance costs paid	—	—		—	142,796
Proceeds from facility borrowings	—	—		—	7,000
Repayments of facility borrowings	—	—		—	(11,500)
Proceeds from the exercise of Series C redeemable convertible preferred warrants	—	—		—	3,100
Proceeds from exercise of common warrants	—	—		—	157
Payments on finance lease obligations	(43)	—		(121)	(54)
Proceeds from exercise of stock options	22	23		151	575
Tax withholding payment related to net settlement of equity awards	(1)	—		(115)	—
Net cash (used in) provided by financing activities	(22)	23		(85)	237,074
Net (decrease) increase in cash	(39,784)	(18,700)		(112,527)	168,078
Cash - Beginning of year	95,795	187,238		168,538	460
Cash - End of year	$56,011	$168,538	$168,538	$56,011	$168,538

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Supplemental cash flow information - Cash paid for interest	$3,414	$3,686	$6,950	$6,245
Significant noncash transactions
Earnout liability at inception	$—	$—	$—	$78,960
Warrant liability at inception	—	—	—	1,253
Derivative liability at inception	—	—	—	17,063
Conversion of short-term convertible notes for common stock	—	—	—	9,679
Conversion of convertible notes for common stock	8,138	—	8,138	10,089
Conversion of warrant liabilities for common stock	—	—	—	37,580
Property and equipment included in accounts payable and accruals	(240)	—	639	—
Finance lease right-of-use asset in exchange for a lease liability	—	208	786	208
Inventory repossessed for accounts receivable	—	—	1,410	—

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information among other operational metrics to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) before depreciation and amortization and interest expense. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, stock-based compensation, gains or losses related to the change in fair value of warrant, derivative and earnout share liabilities and other non-recurring costs determined by management, such as the commitment fee associated with our equity line of credit agreement with Lincoln Park Capital, LLC (“ELOC Agreement”) and Business Combination related expenses. EBITDA and adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that using EBITDA and adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends while comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA and adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and adjusted EBITDA on a supplemental basis. You should review the reconciliation of net income (loss) to EBITDA and adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles net income (loss) to EBITDA and adjusted EBITDA for the three and twelve months ended December 31, 2022 and 2021:

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021		2022	2021
Net income (loss)	$(8,581)	$22,186		$15,170	$(100,769)
Adjustments:
Depreciation and Amortization	541	269		1,820	874
Interest expense, net	3,490	3,833		14,958	13,367
EBITDA	$(4,550)	$26,288		$31,948	$(86,528)
Stock-based compensation	1,273	993		5,151	2,538
(Gain) loss from change in fair value of warrant liabilities	(275)	704		(2,125)	28,812
(Gain) loss from change in fair value of derivative liability	(932)	(3,949)		(17,302)	5,341
(Gain) loss from change in fair value of earnout liability	(12,522)	(39,981)		(80,879)	4,183
Gain on extinguishment of debt	(2,921)	—	0	(2,921)	(2,194)
ELOC Agreement commitment fee	—	—		851	—
Business Combination expense	—	—		—	9,098
Adjusted EBITDA	$(19,927)	$(15,945)		$(65,277)	$(38,750)
8